Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the heading “Experts,” and to the use of our report for the year ended December 31, 2008 and for the period from April 11, 2007 (inception) to December 31, 2007, in this Amendment No. 2 to Registration Statement No. 333-160140 of Loanio, Inc. on Form S-1, and in the related Prospectus, which is part of the Registration Statement.

GZTY CPA GROUP, LLC

(Formerly Merry Tang, CPA, LLC)

Metuchen, New Jersey
September 14, 2009